UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	98-1226628
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

c/o Theravance Biopharma US, LLC

901 Gateway Boulevard

South San Francisco, CA 94080

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share $0.00001 Par Value	TBPH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on September 23, 2026 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 28, 2026, by and among Theravance Biopharma, Inc., an exempted company with limited liability incorporated under the Laws of the Cayman Islands (the “Company”), Zymeworks Inc., a Delaware corporation (“Parent”), and Zymeworks Merger Sub 1, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly owned subsidiary of Parent (“Merger Sub”). On the terms and subject to the conditions of the Merger Agreement, upon the consummation of the Merger (the “Closing”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Company”). Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Merger Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms and conditions of the Merger Agreement, among other things:

•	Company Ordinary Shares: At the effective time of the Merger (the “Effective Time”), each ordinary share, par value $0.00001 per share, of the Company (“Ordinary Share”) issued and outstanding immediately prior to the Effective Time (other than Canceled Shares and Dissenting Shares) was canceled and converted into the right to receive (i) $17.00 in cash, without interest (the “Per Share Cash Consideration”), and (ii) one contingent value right, which represents the right to receive the CVR Payment Amount (as defined below), if any, at the times and subject to the terms and conditions provided for in the CVR Agreement (as defined and further described below), in cash, without interest (each, a “CVR” and, collectively, the “CVRs” and each CVR together with the Per Share Cash Consideration, the “Per Share Merger Consideration”).

•	Company Options: At the Effective Time, each Company Option, whether vested or unvested, that was outstanding, unexercised and not yet expired as of immediately prior to the Effective Time was canceled and converted into the right to receive, in full satisfaction of the rights of such holder, an amount in cash, without interest, equal to (i) the excess, if any, of the Per Share Cash Consideration over the exercise price of such Company Option, multiplied by (ii) the number of Ordinary Shares underlying such Company Option (subject to any required tax withholdings as provided in the Merger Agreement) plus (iii) one CVR for each Ordinary Share underlying such Company Option. However, any Company Option that had an exercise price per Ordinary Share that is greater than or equal to the Per Share Cash Consideration ceased to be outstanding, was canceled and ceased to exist and the holder of any such Company Option was not entitled to payment of the Per Share Merger Consideration.

•	Company RSU Awards: At the Effective Time, each Company RSU Award that was outstanding immediately prior to the Effective Time, whether vested or unvested, was canceled and automatically converted into a right to receive an amount in cash, without interest, equal to (i) the Per Share Cash Consideration multiplied by (ii) the number of Ordinary Shares underlying such Company RSU Award (subject to any required tax withholdings as provided in the Merger Agreement) plus (iii) one CVR for each Ordinary Share underlying such Company RSU Award.

•	Company PSU Awards: At the Effective Time, each Company PSU Award that was outstanding immediately prior to the Effective Time, whether vested or unvested, was canceled in exchange for the right to receive an amount in cash, without interest, equal to (i) the Per Share Cash Consideration multiplied by (ii) the number of Ordinary Shares with respect to such Company PSU Award that remained outstanding and unreleased as of immediately prior to the Effective Time, plus (iii) one CVR for each Ordinary Share underlying such Company PSU Award.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On September 23, 2026, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) of the Closing and requested that Nasdaq suspend trading of the Ordinary Shares as of the close of business on September 23, 2026 and file with the U.S. Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting of the Ordinary Shares from Nasdaq and the deregistration of the Ordinary Shares pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of the Ordinary Shares from Nasdaq will be effective 10 days after the filing of the Form 25. Following the effectiveness of the Form 25, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Ordinary Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Ordinary Shares.

Item 3.03.	Material Modification to Rights of Security Holders

The information provided in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each holder of shares of the Ordinary Shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of the Company (other than the right of the holders of the Ordinary Shares to receive the Per Share Merger Consideration).

Item 5.01.	Changes in Control of Registrant

The information provided in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Parent obtained the funds necessary to finance the Merger through a combination of cash on hand and new debt financing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the Merger and as contemplated by the Merger Agreement, at the Effective Time, each of Rick E Winningham, Laurie Smaldone Alsup, Susannah Gray, Dean J. Mitchell, Donal O’Connor and Deepa R. Pakianathan resigned from the Company’s Board of Directors, and Mr. Winningham resigned as the Company’s Chief Executive Officer. These resignations were in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters relating to the Company’s operations, policies or practices.

As of the Effective Time and pursuant to the terms of the Plan of Merger, Kristin Stafford, Scott Platshon and Paul Schneider became the directors of the Company.

In connection with the Merger and pursuant to the terms of the CVR Agreement, on September 22, 2026, the Company entered into a consultation agreement with Ms. Gray (the “Consultation Agreement”), pursuant to which Ms. Gray has the primary responsibility of negotiating a CVR Product License for the twelve-month period following the Closing. Pursuant to the terms of the Consultation Agreement, Ms. Gray will not be compensated by the Company for any services performed pursuant to the Consultation Agreement.

The foregoing description of the Consultation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consultation Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time, in accordance with the Plan of Merger, the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Effective Time, became the memorandum and articles of association of the Surviving Company, save and except that (i) all references to the name “Zymeworks Merger Sub 1” were amended to “Theravance Biopharma, Inc.”; (ii) all references to the share capital of the Surviving Company were amended to refer to the correct authorized share capital of the Surviving Company consistent with the Plan of Merger, until thereafter amended in accordance with the applicable provisions of Part 16 of the Companies Act (as revised) of the Cayman Islands and such memorandum and articles of association and (iii) such memorandum and articles of association include indemnification provisions as required by Section 6.10(b) of the Merger Agreement.

Copies of the memorandum and articles of association are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

Contingent Value Rights Agreement

On September 23, 2026, in connection with the Merger Agreement, Parent entered into a contingent value rights agreement (the “CVR Agreement”) with Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, acting jointly with Computershare, as Rights Agent (as defined in the CVR Agreement).

Each CVR issued by Parent under the CVR Agreement represents a non-tradeable contractual contingent right to receive:

•	a pro rata share of 80% of the net proceeds received by Parent or its affiliates (including the Surviving Company), if any, from any license, divestiture or other monetization transaction of ampreloxetine executed within the ten-year period following the Effective Time (the “CVR License Expiration Date”);

•	a pro rata share of $50 million in cash upon the first commercial sale of ampreloxetine by Parent or its affiliates (including the Surviving Company) in the U.S., UK, Spain, France, Germany or Italy on or prior to the CVR License Expiration Date, if any; and

•	a pro rata share of 10% of the net sales received by Parent or its affiliates (including the Surviving Company), if any, on a country-by-country basis, from the date of the first commercial sale until the later of the 10th anniversary of such date, patent expiration or the loss of exclusivity.

The CVRs and the possibility of receiving any payment pursuant to the CVRs are highly speculative and subject to numerous factors outside the control of Parent or its affiliates. There can be no assurance that any transaction that may give rise to any payment pursuant to the CVRs will be executed or that any payment pursuant to the CVRs will ever be paid.

The CVRs will not be evidenced by a certificate or other instrument, will not have any voting or dividend rights, will not represent any equity or ownership interests in Parent or the Surviving Company and will not be transferable except in limited circumstances.

The foregoing description of the CVR Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CVR Agreement, a copy of which is attached hereto as Exhibit 10.2, and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 28, 2026, by and among Theravance Biopharma, Inc., Zymeworks Inc. and Zymeworks Merger Sub 1 (incorporated by reference from Exhibit 2.1 to Theravance Biopharma, Inc.’s Current Report on Form 8-K, filed on June 29, 2026)*
3.1	Amended and Restated Memorandum and Articles of Association of Theravance Biopharma, Inc.
10.1	Consultation Agreement, dated September 22, 2026, by and between Susannah Gray and Theravance Biopharma, Inc.
99.1	Contingent Value Rights Agreement, dated as of September 22, 2026, by and among Zymeworks Inc., Computershare Inc. and Computershare Trust Company, N.A.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: September 23, 2026	By:	/s/ Scott Platshon
Scott Platshon
Director